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                                                                    Exhibit 23.2

           CONSENT OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP

     We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of this Registration Statement of Jill Kelly Productions Holding, Inc. on Form SB-2 Amendment No.2. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
November 5, 2004